UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013

INREIT Real Estate Investment Trust

(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1711 Gold Drive S., Suite 100 Fargo, North Dakota		58103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (701) 353-2720

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 27, 2013, INREIT Real Estate Investment Trust (the “Company”) held its annual meeting of shareholders. At the meeting, the Company’s shareholders approved all of the following proposals as stated in the Definitive Proxy Statement on Form DEF 14A filed with the SEC on April 30, 2013:

1.	Election of nine trustees to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. The result of the votes to elect the nine trustees was as follows:

Name	For	Against	Withheld
Clifford Fearing	3,034,784	0	2,783
Bruce W. Furness	3,034,784	0	2,783
James R. Hansen	3,034,784	0	2,783
Timothy Haugen	3,034,784	0	2,783
Timothy Hunt	3,034,784	0	2,783
Kenneth P. Regan	3,026,170	0	11,397
Richard Savageau	3,034,784	0	2,783
James S. Wieland	3,026,170	0	11,397
Lance R. Wolf	3,034,784	0	2,783

2.	Ratification of the appointment of Baker Tilly Virchow Krause, LLP to serve as independent registered public accounting firm for the year ending December 31, 2013. The proposal received: 2,959,111 votes For; 0 Against; and 78,456 Abstained.

There were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INREIT Real Estate Investment Trust

Date: June 28, 2013

	By:	/s/ Bradley J. Swenson
Name: Bradley J. Swenson Title: President